SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934.


Date of Report (Date of Earliest event reported); April 22, 1998.


                EUROPEAN AMERICAN RESOURCES, INC.
                 (Formerly merlin Mining Company)
      (Exact Name of Registrant as specified in its charter)


       Delaware               33-3492-D            87-0443214
State of Incorporation   Commission File No.   IRS Employer
                                               Identification No.

        1212 Court Street, Suite #C2, Clearwater, FL 33756
             (Address of principal executive offices)

Registrant's telephone number: (813) 298-0636


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 1998

                              EUROPEAN AMERICAN RESOURCES, INC.


                              /s/ Martin Sportschuetz
                              Martin Sportschuetz, CEO & Director

Effective April 22, 1998 there has been a change in the management of the company.

New management has taken over since April 22, 1998, whereas Mr. Michael D. Ogilvie, previous President of the firm is no longer employed with the Company. An enlarged five member Board is now headed by Dale M. Hendrick, P. Eng., Chairman of the Board and Chief Geologist and Technical Director of the Company; Martin Sportschuetz, Chief Executive Officer and Director; and Carl Leaman, Vice President of Operations and Director. The new Board changes are subject to the Company's next shareholder meeting scheduled to be held at 91 South Main Street, in Eureka, Nevada, where the Company's core mining assets (Prospect Mountain) and drilling programs are located, on Wednesday, June 24, 1998.

In addition, the Company also maintains a technical office in Toronto, Canada, under the direction of Dale M. Hendrick, P. Eng., of Dale M. Hendrick and Associates, located at 111 Richmond St. W., #1014, Toronto, Ontario, M5H 2J5, tel. (416) 955-8630.